Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES EARNINGS OF $0.52 PER DILUTED SHARE FOR FOURTH QUARTER OF 2007

Global Markets generated fourth quarter revenues of $220.9 million, driven by electronic access and trading services, a 42% increase from fourth quarter 2006 revenues of $155.4 million

Pre-tax earnings from Global Markets increased 214% to $79.4 million in the fourth quarter 2007 from $25.3 million in the fourth quarter 2006; Pre-tax margins rose to 36% in the fourth quarter 2007 from 16% in the fourth quarter 2006

Asset Management recorded fourth quarter 2007 pre-tax loss of $426,000 amid continuing weakness in broader financial markets; For 2007, Deephaven achieved blended fund performance of 6.8%

In 2007, Global Markets revenues of $751.4 million and pre-tax earnings of $180.4 million are the highest annual totals since 2000

JERSEY CITY, New Jersey (January 16, 2008) – Knight Capital Group, Inc. (Nasdaq: NITE) today reported earnings of $49.6 million, or $0.52 per diluted share, and pre-tax income of $78.9 million for the fourth quarter of 2007. The results include a non-recurring tax benefit of $0.02 per diluted share. Excluding this item, earnings for the fourth quarter of 2007 were $0.50 per diluted share.

For the fourth quarter of 2006, the company reported earnings of $47.4 million, or $0.45 per diluted share, and pre-tax income of $71.6 million. The results included a $0.09 per diluted share gain from the sale of the remaining strategic investment in shares of the International Securities Exchange, Inc. (ISE) and a non-recurring tax benefit of $0.03 per diluted share. Excluding these two items, earnings for the fourth quarter of 2006 were $0.33 per diluted share.

Revenues for the fourth quarter of 2007 were $257.3 million, compared to $261.5 million for the fourth quarter of 2006.

“I am extremely proud of the results we achieved in the fourth quarter of 2007,” said Thomas M. Joyce, Chairman and CEO, Knight Capital Group. “In Global Markets, Knight witnessed a powerful confluence of events in the markets that favored our hybrid market model. First, the volatility that began over the summer months continued into the fourth quarter. Second, our clients continued to show preference for Knight as a trade execution destination which was reflected in sustained high trading volumes. In Asset Management, Deephaven rebounded from its first down quarter in two and a half years to post positive blended fund returns for this quarter. On a consolidated basis, Knight achieved 31 percent pre-tax margins. Finally, our employees simply outdid themselves to provide clients with high quality transactions and improving returns in an uncertain market environment.”

	Q4 2007	Q4 2006
Revenues (in $ thousands)	257,337	261,452
Pre-tax margin	31%	27%
Net income (in $ thousands)	49,563	47,414
Diluted EPS ($)	0.52	0.45
U.S. equity dollar value traded (in $ millions)	1,088,001	497,153
U.S. equity trades executed (in thousands)	105,273	58,680
Average daily U.S. equity trades (in thousands)	1,671	939
Nasdaq and Listed equity shares traded (in millions)	34,271	21,991
OTC Bulletin Board and Pink Sheet shares traded (in millions)	183,942	160,589
Average revenue capture per U.S. equity dollar value traded (bps)	1.6	2.0
Average month-end balance of assets under management (in $ millions)	4,202.9	4,183.9
Quarterly fund return to investors*	1.4%	7.1%
* Quarterly fund return represents the blended quarterly return across all assets under management in the Deephaven funds

	YTD 2007	YTD 2006
Revenues (in $ thousands)	905,324	956,289
Pre-tax margin	22%	27%
Net income (in $ thousands)	122,240	158,346
Diluted EPS ($)	1.21	1.49
U.S. equity dollar value traded (in $ millions)	3,178,626	2,033,574
U.S. equity trades executed (in thousands)	332,864	225,512
Average daily U.S. equity trades (in thousands)	1,334	902
Nasdaq and Listed equity shares traded (in millions)	113,599	94,348
OTC Bulletin Board and Pink Sheet shares traded (in millions)	821,827	1,063,089
Average revenue capture per U.S. equity dollar value traded (bps)	1.6	2.1
Average month-end balance of assets under management (in $ millions)	4,087.8	3,420.4
Annual fund return to investors*	6.8%	22.8%

*	Annual fund return represents the blended return across all assets under management in the Deephaven funds

Global Markets

During the fourth quarter of 2007, Global Markets generated total revenues of $220.9 million, compared to $155.4 million in the fourth quarter of 2006. In the fourth quarter of 2007, Global Markets reported pre-tax income of $79.4 million, compared to pre-tax income of $25.3 million in the fourth quarter of 2006.

“The fourth quarter was the best from a revenue standpoint for Global Markets in my tenure at Knight,” Mr. Joyce said. “The continued hard work developing our electronic and voice trade execution services, coupled with Knight’s maturation into an all-market U.S. equity trade execution destination, allowed us to grow and diversify our client base. As the volatility fluctuated throughout the fourth quarter, we gained market share while maintaining high quality trade execution standards. Diversification, both from a revenue and client perspective, better prepared us to withstand continued softness in areas such as Bulletin Boards and Pink Sheets. The results are even more remarkable in that Global Markets achieved pre-tax margins of 36 percent for the fourth quarter of 2007.”

At the close of business on January 14, 2008, Knight completed the acquisition of EdgeTrade Inc., a leading agency-only trade execution and algorithmic software firm. EdgeTrade’s algorithms, including smart order execution, benchmark and participation strategies, are now available on its broker-neutral trading platform Knight Direct EMS™.

Asset Management

During the fourth quarter of 2007, the Asset Management business segment, Deephaven Capital Management, generated $28.2 million in asset management fees, compared to $78.8 million in the same period a year ago. In the fourth quarter of 2007, Deephaven reported a pre-tax operating loss of $426,000, compared to pre-tax operating earnings of $27.4 million in the fourth quarter of 2006. Deephaven had approximately $3.9 billion under management at December 31, 2007, down from the $4.2 billion under management at December 31, 2006. Deephaven had approximately $4.0 billion under management at January 1, 2008.

As noted in its Form 8-K filing on August 27, 2007, the company, at its sole discretion, made the determination that if a Deephaven fund with a six-month performance period incurs losses in the performance period ending December 31, 2007, Deephaven will return all or a portion of the incentive allocation fees collected from investors in that fund for the six-month performance period ended June 30, 2007. As a result, Deephaven repaid approximately $19 million in fees in the fourth quarter of 2007.

“In Asset Management, continued uncertainty in the credit markets resulted in weaker Deephaven fund performance during the fourth quarter,” Mr. Joyce said. “The Event Fund, for example, was affected by more stringent lending standards and a subsequent lack of deal activity. That being said, Deephaven funds performed comparably to their benchmark indexes. Over the course of the year, Deephaven continued to execute in terms of diversifying the fund offering, adding new fund investors and attracting talent.”

On January 10, 2008, Deephaven Managing Partners, LLC, an entity owned and controlled by three senior managers of Deephaven Capital Management, gave notice to the company that it is exercising its option to obtain a 49% interest in a new limited liability company to which the company’s interests in Deephaven would be contributed. For more information, please refer to Knight’s SEC Form 8-K which was furnished on January 11, 2008.

Corporate

In the fourth quarter of 2007, the Corporate segment reported a pre-tax loss of $41,000, compared to pre-tax earnings of $18.9 million in the fourth quarter of 2006. Included in the fourth quarter 2006 results is a pre-tax gain of $15.8 million, or approximately $0.09 per diluted share, from the sale of the company’s remaining equity ownership in the ISE.

The company’s corporate investment in the Deephaven funds earned $4.9 million pre-tax during the fourth quarter of 2007, down from $9.5 million pre-tax during the fourth quarter of 2006. As of December 31, 2007, the company had $222.4 million in cash and cash equivalents and an $83.7 million corporate investment in funds managed by Deephaven.

During the fourth quarter of 2007, the company redeemed a total of $120.0 million of its investment in the Deephaven funds, of which $85.0 million is included as a Receivable from Deephaven sponsored funds on the Consolidated Statement of Financial Condition at December 31, 2007.

In the fourth quarter of 2007, the company borrowed $70.0 million under its existing $140.0 million credit facility. The proceeds were used to finance share repurchases and other general corporate purposes.

“We are energized by our accomplishments of 2007 and, looking ahead, expect to see growth in several areas,” Mr. Joyce said. “In Global Markets, we’ll continue to invest in trade execution services that increase efficiencies and allow us to improve client service. Expansion in Europe will accelerate as recent successes and changing market conditions present new opportunities. In Asset Management, Deephaven will continue to develop new investment strategies, particularly in Asia. Finally, we expect volatility to remain high in 2008 as the credit market turmoil continues and the election year builds to a resolution.”

The company had $885.4 million in stockholders’ equity as of December 31, 2007, equivalent to a book value of $9.35 per diluted share. The company had a book value of $9.06 per diluted share as of December 31, 2006.

During the fourth quarter of 2007, the company repurchased 6.7 million shares for approximately $89.4 million under the company’s $1.0 billion stock repurchase program. To date, the company has repurchased 59.2 million shares for $626.2 million. The company has $373.8 million available to repurchase shares under the program. The company cautions that there are no assurances that any further repurchases may actually occur.

* * *

Copies of this earnings release and other company information can be obtained on Knight’s website, http://www.knight.com. The company will conduct its fourth quarter of 2007 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Standard Time (EST) today, January 16, 2008. To access Knight’s earnings conference call, please dial 877.741.4251 for domestic callers or 719.325.4820 for international callers. When prompted, provide the passcode, which is 5059041. The conference call will be webcast live at 9:00 a.m. EST for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for December 2007 on its website before the start of trading today at http://www.knight.com/ourliquidity/volumestatistics.asp.

* * *

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides electronic and voice access to the capital markets across multiple asset classes for buy-side, sell-side and corporate clients, and asset management for institutions and private clients. Our Global Markets business offers superior execution quality through natural liquidity, capital facilitation and trading technology, with comprehensive products and services that support the capital formation process. Our Asset Management business, Deephaven Capital Management, is a global multi-strategy alternative investment manager focused on delivering attractive risk-adjusted returns with low correlation to the broader markets. More information about Knight can be found at www.knight.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the costs, integration, performance and operation of the business acquired by the Company. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K and under the heading “Risk Factors” in the Company’s Form 10-Q’s for the quarterly periods ended June 30, 2007 and September 30, 2007, respectively, and in other reports or documents the Company files from time to time with the Securities and Exchange Commission.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director,	Director,	Vice President,
Corporate Communications	Media Relations	Corporate Communications
& Investor Relations	201-356-1523 or	201-356-1529 or
201-557-6954	kfitzsimmons@knight.com	jmairs@knight.com
mwyrwas@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2007	2006 *	2007	2006 *
	(In thousands, except per share amounts)
Revenues
Commissions and fees	$105,234	$97,851	$447,495	$410,394
Net trading revenue	112,709	52,657	286,199	243,761
Asset management fees, net	28,184	78,765	116,777	213,888
Interest, net	3,766	4,762	17,378	16,027
Non-operating gain from subsidiary stock issuance	—	—	8,757	—
Investment income and other, net	7,444	27,417	28,718	72,219

Total revenues	257,337	261,452	905,324	956,289

Transaction-based expenses
Execution and clearance fees	24,605	25,857	120,261	106,908
Soft dollar and commission recapture expense	17,106	15,291	61,367	70,537
Payments for order flow and ECN rebates	10,226	10,529	54,564	42,191

Total transaction-based expenses	51,937	51,677	236,192	219,636

Revenues, net of transaction-based expenses	205,400	209,775	669,132	736,653

Other direct expenses
Employee compensation and benefits	93,761	105,635	346,476	352,353
Communications and data processing	8,922	8,594	36,956	33,120
Depreciation and amortization	5,533	5,462	22,075	20,641
Professional fees	5,399	5,356	19,360	20,568
Business development	4,193	5,715	15,997	14,343
Occupancy and equipment rentals	3,393	3,621	14,083	13,536
Writedown of assets and lease loss accrual	(1,116)	—	(2,470)	8,480
Other	6,407	3,832	15,418	17,101

Total other direct expenses	126,492	138,215	467,895	480,142

Income from continuing operations before income taxes	78,908	71,560	201,237	256,511
Income tax expense	29,345	24,146	77,560	98,165

Net income from continuing operations	49,563	47,414	123,677	158,346
Loss from discontinued operations, net of tax	—	—	(1,437)	—

Net income	$49,563	$47,414	$122,240	$158,346

Basic earnings per share from continuing operations	$0.54	$0.47	$1.27	$1.56

Diluted earnings per share from continuing operations	$0.52	$0.45	$1.23	$1.49

Basic and diluted earnings per share from discontinued operations	$—	$—	$(0.01)	$—

Basic earnings per share	$0.54	$0.47	$1.26	$1.56

Diluted earnings per share	$0.52	$0.45	$1.21	$1.49

Shares used in computation of basic earnings per share	91,828	101,818	97,050	101,420

Shares used in computation of diluted earnings per share	94,722	106,189	100,796	106,243

“Continuing operations” include the company’s two operating segments, Global Markets and Asset Management. Continuing operations also include a Corporate segment, encompassing corporate investments and overhead expenses. Amounts reported as “discontinued operations” include the company’s former Derivative Markets business segment, which included the subsidiary Knight Financial Products LLC, the sale of which was completed to Citigroup at the close of business on December 9, 2004.

*	Certain reclassifications have been made to prior years’ Consolidated Statements of Operations in order to conform to the current year presentation.

Such reclassifications had no effect on previously reported Net income.

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	December 31, 2007	December 31, 2006
	(In thousands)
ASSETS
Cash and cash equivalents	$222,435	$214,760
Securities owned, held at clearing brokers, at market value	412,565	711,775
Receivable from brokers and dealers	382,786	372,897
Asset management fees receivable	27,588	112,204
Investment in Deephaven sponsored funds	83,732	187,573
Receivable from Deephaven sponsored funds	85,000	—
Fixed assets and leasehold improvements at cost, less accumulated depreciation and amortization	62,073	66,450
Strategic investments	73,704	49,437
Goodwill	132,832	133,043
Intangible assets, less accumulated amortization	57,845	63,701
Deferred compensation investments	85,504	31,586
Other assets	127,121	84,789

Total assets	$1,753,185	$2,028,215

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at market value	$335,280	$693,071
Payable to brokers and dealers	117,243	47,853
Accrued compensation expense	228,275	227,847
Accrued expenses and other liabilities	117,009	96,957
Long term debt	70,000	—

Total liabilities	867,807	1,065,728

Stockholders’ equity
Class A common stock	1,509	1,450
Additional paid-in-capital	587,025	519,790
Retained earnings	934,099	811,859
Treasury stock, at cost	(637,255)	(370,612)

Total stockholders’ equity	885,378	962,487

Total liabilities and stockholders’ equity	$1,753,185	$2,028,215

KNIGHT CAPITAL GROUP, INC.

PRE-TAX EARNINGS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended		For the year ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Asset Management
Revenues	$28.5	$79.1	$118.2	$214.9
Expenses	28.9	51.7	101.7	140.0

Pre-Tax Earnings	(0.4)	27.4	16.5	74.8

Global Markets
Revenues	220.9	155.4	751.4	674.8
Expenses	141.5	130.2	571.1	524.5

Pre-Tax Earnings	79.4	25.3	180.4	150.3

Corporate
Revenues	7.9	27.0	35.7	66.6
Expenses	8.0	8.0	31.3	35.3

Pre-Tax Earnings	—	18.9	4.3	31.4

Consolidated
Revenues	257.3	261.5	905.3	956.3
Expenses	178.4	189.9	704.1	699.8

Pre-Tax Earnings	$78.9	$71.6	$201.2	$256.5

*	Totals may not add due to rounding.